Exhibit 10(o)(2)
                                    AMENDMENT
                              TO THE BLACK & DECKER
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN


     Pursuant to the powers of amendment reserved under Section 9.1 of The Black & Decker Supplemental Retirement Savings Plan (the "Plan"), The Black & Decker Corporation (the "Company"), hereby amends the Plan as follows, effective as of January 1, 1997.

                              FIRST AND ONLY CHANGE

     Section 5.2 of the Plan is amended by the addition of the following as a new concluding paragraph thereunder:

                  "Notwithstanding the foregoing, commencing January 1, 1997, the Matching Contribution Sub-Account of each Participant shall be 100% vested at all times."

     The Plan, as amended by the foregoing change, is hereby ratified and confirmed in all respects.